UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014 (March 13, 2014)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 13, 2014, BlackRock, Inc. (“BlackRock” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which BlackRock agreed to sell to the Underwriters $1 billion aggregate principal amount of its 3.50% Notes due 2024 (the “Notes”), for resale by the Underwriters (the “Offering”) pursuant to BlackRock’s registration statement on Form S-3 (File No. 333-191157). The Offering is expected to result in net proceeds to BlackRock of approximately $992 million. BlackRock intends to use the net proceeds from the Offering for general corporate purposes, including refinancing of outstanding indebtedness.

The Underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for BlackRock. The Underwriters have received customary fees and expenses for these services. In particular, affiliates of the Underwriters are dealers under BlackRock’s commercial paper program. Affiliates of the Underwriters are also lenders under BlackRock’s $3.990 billion revolving credit facility maturing in 2018.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On March 18, 2014, the Company completed the Offering. The Notes were issued pursuant to the Senior Indenture, dated as of September 17, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Indenture”).

At any time and from time to time, the Company may redeem the Notes at a “make-whole” redemption price (as defined in the Notes). In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

Each of the following constitutes an event of default under the Indenture: (1) failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; (2) failure to pay any principal when due of such series at its maturity; (3) failure to observe or perform any other covenants or agreements of the Company with respect to such debt securities for 60 days after the Company receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Notes, a form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2014, among BlackRock, Inc. and Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and the other underwriters named therein.

4.1	Form of Note for the 3.50% Notes due 2024.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title	Managing Director, Deputy General Counsel and Assistant Secretary

Date: March 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2014, among BlackRock, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and the other underwriters named therein.

4.1	Form of Note for the 3.50% Notes due 2024.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).